Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2007, relating to the consolidated financial statements, the effectiveness of MDC Partners Inc.’s internal control over financial reporting, and schedules of MDC Partners Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York
March 16, 2007